EXHIBIT A to the
CHIEF COMPLIANCE OFFICER AGREEMENT
by and between U.S. BANCORP FUND SERVICES, LLC, ETF SERIES SOLUTIONS, and JAMES R. BUTZ

February 18, 2016

SCHEDULE OF FUNDS OF TRUST FOR WHICH COMPLIANCE OFFICER IS
DESIGNATED AND APPOINTED TO THE POSITION OF CHIEF COMPLIANCE OFFICER

Fund Name	Adviser	Sub-Adviser	Date of Appointment
AlphaClone Alternative Alpha ETF	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	May 13, 2013
Vident International Equity Fund	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	August 22, 2013
Vident Core U.S. Equity Fund	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	November 14, 2013
Deep Value ETF	Exchange Traded Concepts, LLC	Mellon Capital Management Corporation	February 26, 2014
Falah Russell-IdealRatings U.S. Large Cap ETF	Exchange Traded Concepts, LLC	Mellon Capital Management Corporation	May 19, 2014
Vident Core U.S. Bond Strategy ETF	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	September 2, 2014
Validea Market Legends ETF	Validea Capital Management LLC		November 17, 2014
Diamond Hill Valuation-Weighted ETF	Diamond Hill Capital Management, Inc.		November 17, 2014
Master Income ETF	Exchange Traded Concepts, LLC	Penserra Capital Management, LLC	November 17, 2014
AlphaMark Actively Managed Small Cap ETF	AlphaMark Advisors, LLC		February 19, 2015
U.S. Global Jets ETF	U.S. Global Investors, Inc.		February 19, 2015
U.S. Global Weiss ETF	U.S. Global Investors, Inc.		February 19, 2015
FFI U.S. Large Cap Fossil Free ETF	FFI Advisors, LLC	Vident Investment Advisory, LLC	May 18, 2015
Loncar Cancer Immunotherapy ETF	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	August 17, 2015
AlphaClone Small Cap ETF	Coefficient Capital, Inc.	Vident Investment Advisory, LLC	August 17, 2015
AlphaClone International ETF	Coefficient Capital, Inc.	Vident Investment Advisory, LLC	August 17, 2015
AlphaClone Value ETF	Coefficient Capital, Inc.	Vident Investment Advisory, LLC	August 17, 2015
AlphaClone Activist ETF	Coefficient Capital, Inc.	Vident Investment Advisory, LLC	August 17, 2015
Aptus Behavioral Momentum ETF	Aptus Capital Advisors, LLC	Penserra Capital Management LLC	February 18, 2016

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

U.S. BANCORP FUND SERVICES, LLC:

(Signature)

By:	Michael R. McVoy
(Printed Name)

Executive Vice President
(Title)

ETF SERIES SOLUTIONS:

(Signature)

By:	Michael D. Barolsky
(Printed Name)

Vice President and Secretary
(Title)

COMPLIANCE OFFICER:

(Signature)	James R. Butz